EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 30, 2004 with respect to the 2003 consolidated financial statements of Hemlock Federal Financial Corporation, included in this annual report on Form 10-K, in the Registration Statement on Forms S-8 pertaining to the Hemlock Federal Financial Corporation 1997 Stock Option and Incentive Plan (File No. 333-98151), the 2002 Stock Option and Incentive Plan (File No. 333-98153), and the 1997 Reorganization and Retention Plan (File No. 333-98149).

                                                                                                                               Crowe, Chizek and Company LLC

Crowe, Chizek and Company LLC
Oak Brook, Illinois
March 8, 2004